                                                                   EXHIBIT 3.1




                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SYNON CORPORATION

       (Pursuant to Section 245 of the Delaware General Corporation Law)

                 Paul Wilde and Mark A. Bertelsen hereby certify that:

         1. They are the Vice President and Assistant Secretary of Synon Corporation, a Delaware Corporation.

         2. The Certificate of Incorporation of this corporation, originally filed with the Secretary of State of Delaware on May 11, 1990, is hereby amended and restated in its entirety to read as follows:

"FIRST:          The name of the Corporation is Synon Corporation (the
                 "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 25,000,000 and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 10,000,000. The par value of the Common Stock and the Preferred Stock shall be $0.001. Upon the filing of this Amended and Restated Certificate of Incorporation, each share of Series B Preferred Stock outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall be reconstituted as and converted into 0.48394 shares of Series D Preferred Stock with the rights, preferences, privileges and restrictions set forth herein, and each share of Series C Preferred Stock outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall be reconstituted as and converted into 0.1906433 shares of Series A Preferred Stock with the rights, preferences, privileges and restrictions set forth herein. No fractional shares shall be issued upon such reconstitution and conversion of the Series B and Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the conversion price applicable to the shares being reconstituted and converted immediately prior to the filing of this Amended and Restated Certificate of Incorporation.

                 The Preferred Stock may be issued from time to time in one or more series. A portion of the Preferred Stock shall initially be designated as two series, namely, Series A Preferred Stock (the "Series A Preferred"), consisting of 2,554,620 shares, and Series D Preferred Stock (the "Series D Preferred"), consisting of 3,618,269 shares. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

                 The Board of Directors is further authorized to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred and Series D Preferred.

         The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

         1. Dividends. The holders of Series A Preferred, Series D Preferred and Common Stock shall be entitled to receive dividends on a pari passu basis when and as declared by the Board of Directors, out of funds legally available therefor. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of the Preferred Stock and Common Stock except as declared by the Board of Directors.

         2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

                 (a) First, holders of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Corporation's other stock, the amount of $3.35 per share and, in addition, an amount equal to any declared but unpaid dividends on the Series D Preferred shares then held by them. If the assets and funds thus distributed among the holders of the Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred based on the number of shares of Series D Preferred held.

                 (b) Second, holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Corporation's Common Stock, the amount of $8.503194 per share and, in addition, an amount equal to any declared but unpaid dividends on the Series A Preferred shares then held by them. If, after payment has been made to the holders of Series D Preferred of the full amounts to which they shall be entitled as aforesaid, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the remaining assets and funds of the corporation legally available for
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distribution shall be distributed ratably among the holders of the Series A
Preferred based on the number of shares of Series A Preferred held.

                 (c) Third, holders of Series D Preferred and Common Stock shall be entitled to receive the amount of $8.503194 per share and, in addition, an amount equal to any declared but unpaid dividends on the Series D Preferred or Common Stock shares then held by them. If, after payment has been made to the holders of Series D Preferred and Series A Preferred of the full amounts to which they shall be entitled pursuant to subsections (a)-(b) above, the assets and funds thus distributed among the holders of the Series D Preferred and Common Stock pursuant to this subsection (c) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred and Common Stock based on the number of shares of Common Stock held, assuming conversion of the Series D Preferred into Common Stock.

                 (d) After payment has been made to the holders of Preferred Stock and Common Stock as discussed above in subsections (a)-(c), the holders of Series A Preferred, Series D Preferred and Common Stock shall be entitled to share ratably in the remaining assets and funds of the Corporation based on the number of shares of Common Stock held, assuming conversion of the Series A Preferred and Series D Preferred into Common Stock.

                 (e) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold at least 50% of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets reorganization.

                 (f) Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for all purposes, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

         3.      Voting Rights.

                 (a) General Voting. Except as otherwise required by law, the holder of each share of Common Stock shall be entitled to one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and, except as otherwise expressly provided herein or required by law, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class.

                 (b) Notice; Fractional Shares. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting hereunder (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

         4. Conversion. The holders of the Preferred Stock have conversion rights as follows:

                 (a)      Right to Convert.





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                           (i)    Series A Preferred. Each share of Series A
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into one fully paid and nonassessable share of Common Stock.

                          (ii)    Series D Preferred.  Each share of Series D
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into one fully paid and nonassessable share of Common Stock and, in addition, the amount of $3.35 in cash or, at the election of the Corporation, equity securities of the Corporation with an agreed-upon or appraised market value of $3.35 (such cash or securities equivalent to $3.35 referred to herein as the "Series D Conversion Consideration"). In the event the Corporation elects to issue securities with an appraised market value of $3.35, such appraisal shall be made by the Corporation's independent auditors, by a party selected by the Corporation's independent auditors or by a party otherwise acceptable to the Corporation and to the holder converting such shares of Series D Preferred Stock.

                 (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into one share of Common Stock and each share of Series D Preferred Stock shall automatically be converted into one share of Common Stock and, in addition, the Series D Conversion Consideration upon the occurrence of any of the following events: (A) the closing of a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public at a minimum price per share (prior to underwriting commissions and offering expenses) of $10.00 per share (appropriately adjusted for any stock split, stock dividend, combination, recapitalization or similar event) and an aggregate gross offering price of not less than $10,000,000; or (B) the approval of such conversion by the vote of holders of more than 50% of the aggregate number of outstanding shares of Preferred Stock. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock and, in the case of holders of Series D Preferred Stock, the Series D Conversion Consideration issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                         (iii)    Mechanics of Conversion.  No fractional
shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, to receive certificates therefor and, in the case of holders of Series D Preferred Stock, to receive the Series D Conversion Consideration, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to
Section 4(a)(ii)), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and provided further that the Corporation shall not be obligated to issue certificates evidencing conversion and, in the case of Series D Preferred Stock, to issue the Series D Conversion Consideration unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock and, in the
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case of holders of Series D Preferred Stock, the Series D Conversion
Consideration. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the public offering or on the date agreed upon by the stockholders approving a conversion, and the person or persons entitled to receive the shares of Common Stock and, in the case of Series D Preferred Stock, the Series D Conversion Consideration issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and, in the case of holders of Series D Preferred Stock, such Series D Conversion Consideration on such date.

         5.      Preemptive Rights.

                 (a) All shares of capital stock, including securities convertible into capital stock, which the Corporation proposes to issue (other than issuances in accordance with subsection (b) below) shall first be offered to the Corporation's stockholders pro rata based on their share ownership of Common Stock and Preferred Stock. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of such period, those shares deemed to be declined shall be offered pro rata to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made on the same terms and in the same manner as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid shall be under the control of the Corporation who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as it thinks fit, provided however that such shares shall not be disposed of on terms which are more favorable to the subscribers therefor than the terms on which they were offered to the stockholders of the Corporation.

                 (b) The preemptive rights contained in Section 5(a) above shall not apply to or in respect of the issuance of or grant of options over shares in the Corporation as follows:

                           (i)    pursuant to any stock benefit plan or stock
option agreement approved by the Board of Directors;

                          (ii)    pursuant to an acquisition of shares in the
Corporation's subsidiaries in exchange for shares in the Corporation;

                         (iii)    any shares of Common Stock issued upon the
conversion of shares of Preferred Stock pursuant to Section 4 of this Article;

                          (iv)    any shares of Series D Preferred Stock;

                           (v)    pursuant to a public offering pursuant to an
effective registration statement under the Securities Act of 1933, as amended;

                          (vi)    pursuant to any sales, technology license or
distribution agreements or other strategic relationships approved by the Board of Directors; or

                         (vii)    pursuant to any acquisition approved by the
Board of Directors in exchange for shares in the Corporation, provided that the number of shares to be exchanged does not exceed 15% of the total number of shares of Series A Preferred, Series D Preferred and Common Stock of the Corporation outstanding at the time of such acquisition.

                 (c) The provisions of this Section 5 may be amended only by the approval of the holders of seventy-five percent (75%) of the Common Stock and Preferred Stock voting together.

                 (d) Notwithstanding the foregoing, the preemptive rights granted pursuant to this Section 5 shall terminate upon the earlier to occur of the closing of a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, or such time as the corporation is required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         6. Covenants. In addition to any other rights provided by law, the following covenants apply with regard to the holders of the Corporation's securities:

                 (a) so long as any Series A Preferred or Series D Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote of the holders of a majority of such outstanding shares of Series A and Series D Preferred voting together:

                           (i)    effect a split or reverse-split on the Common
Stock,

                          (ii)    amend or repeal any provision of, or add any
provision to, this Corporation's Certificate of Incorporation if such action would alter or change the rights, preferences, privileges and restrictions of the Series A or Series D Preferred, or increase or decrease the number of shares of Series A or Series D Preferred authorized hereby,

                         (iii)    authorize or issue shares of any class or
series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A or Series D Preferred, or authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation other than Common Stock,

                          (iv)    reclassify any shares of Common Stock and any
other shares of this Corporation other than the Series A or Series D Preferred into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A or Series D Preferred, or

                           (v)    authorize or approve any merger or
consolidation with or into any other corporation or any sale of all or substantially all of the assets of the Corporation or any reorganization of the Corporation;

                 (b) except as required by law, no person shall be recognized by the Corporation as holding any shares upon any trust, and the Corporation shall not be bound by or recognize any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share, or (except only as by this Certificate otherwise expressly provided or as by statute required or under an order of a court) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

         7. Residual Rights. All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock and the Series A Preferred.

FIFTH:           The Corporation is to have perpetual existence.

SIXTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

SEVENTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation; provided, however, that prior to the earlier to occur of the closing of a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, or such time as the Corporation is required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, Sections 9.3 through 9.12 of the Corporation's Bylaws may only be amended by the approval of the holders of seventy-five percent (75%) of the stock entitled to vote.

NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                 Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH:        Upon the earlier to occur of the closing of a firm commitment underwritten public offering registered under the Securities
                 Act of 1933, as amended, or such time as the Corporation is required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

         3. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors in accordance with Sections 245 and 242 of the Delaware General Corporation Law (the "DGCL").

         4. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the written consent of a majority of the stockholders in accordance with Sections 228, 245 and 242 of the DGCL, and notice has been given to all those stockholders who have not consented in writing in accordance with Section 228(d) of the DGCL. The total number of outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to act by written consent upon the Amended and Restated Certificate of Incorporation were 6,519,684, and 5,011,462, respectively. The Preferred Stock consists of 2,211,462 shares of Series A Preferred Stock, 1,000,000 shares of Series B Preferred Stock and 1,800,000 shares of Series C Preferred Stock. The number of shares consenting to the Amended and Restated Certificate of Incorporation equaled or exceeded consent required. The percentage consent required was more than 75% of the outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock consenting as separate classes.

         We hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of our own knowledge and that this certificate is our act and deed.

         Executed at Larkspur, California, this 11th day of July 1991.



/s/ Paul Wilde                             /s/ Mark A. Bertelsen
------------------------                   --------------------------
Paul Wilde,                                Mark A. Bertelsen,
Vice President                             Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SYNON CORPORATION

       (Pursuant to Section 242 of the Delaware General Corporation Law)

         Paul Wilde and Mark A. Bertelsen hereby certify that:

         1. They are the Vice President and Assistant Secretary of Synon Corporation, a Delaware corporation.

         2. The Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 16, 1991 is hereby amended as follows:

                 I. The second paragraph of the Fourth Article is hereby amended in its entirety to read as follows:

                          "The Preferred Stock may be issued from time to time in one or more series. A portion of the Preferred Stock shall initially be designated as two series, namely, Series A Preferred Stock (the "Series A Preferred"), consisting of 2,687,750 shares, and Series D Preferred Stock (the "Series D Preferred"), consisting of 3,618,269 shares. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them."

                          (Changes underlined.)

                 II. Clause 5(b)(iv) of the Fourth Article is hereby amended in its entirety to read as follows:

                          "(iv) any shares of Series D Preferred Stock or 133,130 shares of Series A Preferred Stock to be issued to the related entities of TA Associates ("TA") in exchange for a like number of shares of Common Stock held by TA;

                          (Changes underlined.)

         3. The foregoing Certificate of Amendment of Amended and Restated Certificate of Incorporation (the "Amendment") has been duly approved by the Board of Directors in accordance with Section 242 of the Delaware General Corporation Law (the "DGCL").

         4. The foregoing Amendment has been duly approved by the written consent of a majority of the stockholders in accordance with Sections 228 and 242 of the DGCL, and notice has been given to all those stockholders who have not consented in writing in accordance with Section 228(d) of the DGCL. The total number of outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to act by written consent upon the Amendment were 6,519,684, and 5,814,680, respectively. The Preferred Stock consists of 2,554,620 shares of Series A Preferred Stock and 3,260,060 shares of Series D Preferred Stock. The number of shares consenting to the Amendment equaled or exceeded consent required. The percentage consent required was more than 75% of the outstanding Common Stock, Series A Preferred Stock and Series D Preferred Stock consenting as separate classes.

         We hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of our own knowledge and that this Certificate is our act and deed.

         Executed at Larkspur, California, this 29th day of August 1991



/s/ Paul Wilde                             /s/ Mark A. Bertelsen
------------------------                   --------------------------
Paul Wilde,                                Mark A. Bertelsen,
Vice President                             Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     to the

                          CERTIFICATE OF INCORPORATION

                                       of

                               SYNON CORPORATION

         SYNON CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the consideration of said amendment by the stockholders of said Corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article FOURTH thereof so that, as amended, said Article shall be and read in its entirety an follows:

         The Corporation is authorized to issue two classes of capital stock:
Preferred Stock, $0.001 par value per share ("Preferred Stock"), and Common Stock, $0.001 par value per share ("Common Stock"). The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 8,972,686 of which 3,687,750 shall be designated Series A Preferred Stock ("Series A Preferred"), 3,618,269 shall be designated series D Preferred Stock ("Series D Preferred") and 1,666,667 shall be designated Series E Preferred Stock ("Series E Preferred"). The total number of shares or Common Stock which the Corporation shall have the authority to issue is 25,000,000.

         The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock (to the extent such terms of the series do not impair any term accorded to any outstanding series of Preferred Stock), and the number of shares constituting any such series and the designation thereof, or any of them to the extent such terms are otherwise consistent with the other provisions hereof. No such series or alteration may be authorized which (i) impairs any right, privilege, preference or term accorded any existing series of Preferred Stock, (ii) grants any liquidation preference on parity with or superior to the Series E Preferred stock, (iii) initially authorizes any series with voting rights or dividend preferences greater than that accorded one share of Common Stock or otherwise provides for disproportionate voting privileges, (iv) authorizes the redemption of such series or is entered into with any contract requiring the repurchase of such series (or part thereof) or (v) is initially convertible into more than one share of Common Stock or otherwise provides for disproportionate conversion privileges.

         The Board of Directors is further authorized to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series (other than any existing series), the number of which was fixed by it, subsequent to the issuance of shares at such series then outstanding, subject to the limitations and restrictions stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion or the Series A Preferred, Series D Preferred and Series E Preferred.

         The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares of capital stock or holders thereof are as set forth below.

         Section 1. Banking. Except as otherwise expressly provided in this Article Fourth the Series A Preferred, the Series D Preferred and the Series E Preferred shall rank pari passu with the Preferred Stock of each other such series and shall rank prior to the Common Stock and, subject to the rights of any other series of Preferred Stock which may from time to time come into existence in accordance with the terms hereof, to any other equity securities of the Corporation.

         Section 2. Dividends. The holders of Series A Preferred, Series D Preferred, Series E Preferred and Common Stock shall be entitled to receive dividends on a pari passu basis when and an declared by the Board of Directors, out of funds legally available therefore. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of the Preferred Stock and Common Stock except as declared by the Board of Directors.

         Section 3. Liquidation. Upon the liquidation, dissolution or winding-up of the Corporation, (i) the shares of Series E Preferred shall rank prior to the shares of Common Stock and of any other series of Preferred Stock or other class or series of capital stock of the Corporation, (ii) the series D Preferred shall rank junior to the Series E Preferred, but prior to any other such class or series and (iii) the Series A Preferred shall rank junior to the Series D Preferred and Series E Preferred but prior to any other such class or series so that in the event of any liquidation, dissolution or winding-up of the Corporation (a "Liquidation Transaction"), whether voluntary or involuntary:

                 (a) The holders of shares of Series E Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other series of Preferred Stock or other class or series of capital stock, an amount per share equal to $3.00 per share for each outstanding share of Series E Preferred (the "Original Series E Issue Price"), plus an amount equal to all declared and unpaid dividends (such sum being referred to as the "Liquidation Preference" for the Series E Preferred). In the event the assets of the Corporation are insufficient to pay such Liquidation Preference in full, the assets shall be distributed pro rata among the holders of the Series E Preferred based on the number of shares of stock owned by each holder.

                 (b) After payment of the full amount of the Liquidation Preference for the Series E Preferred has been made to the holders of such shares, the holders of shares of Series D Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of Common Stock or any other series of Preferred Stock or other class or series of capital stock, an amount per share of Series D Preferred equal to $3.35 for each outstanding share of Series D Preferred (the "Original Series E Issue Price") plus an amount equal to all declared and unpaid dividends (such sum being referred to as the "Liquidation Preference" for the Series D Preferred). In the event the assets of the Corporation are insufficient to pay such Liquidation Preference in full, the assets shall be distributed pro rata among the holders of the Series D Preferred based on the number of shares of stock owned by each holder.

                 (c) After payment of the full amount of their respective Liquidation Preferences has been made to the holders of the Series D Preferred and Series E Preferred, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders, before any distribution is made to holders of shares of Common Stock or other class or series of capital stock, an amount per share equal to $8.503194 for each outstanding share of Series A Preferred (the "Original Series A Issue Price") plus an amount equal to all declared and unpaid dividends an such shares (such sum being referred to as the "Liquidation Preference" for the Series A Preferred). In the event the assets of the Corporation are insufficient to pay such Liquidation Preference in full, the assets shall be distributed pro rata among the holders of the Series A Preferred based on the number of shares of stock owned by each holder.

                 (d) After payment of the full amount of the Liquidation Preference for the Series A Preferred, the holders of the Series D Preferred and the Common Stock shall each be entitled to receive an amount per share equal to the Original Series E Issue Price plus, in the case of the Common Stock, an amount equal to all declared and unpaid dividends on such shares. In the event that assets are not available to distribute the full amounts per share to be distributed pursuant to this Section 3(d), available assets shall be distributed with respect to the Series D Preferred and the Common Stock pro rata, based upon the number of shares of Common Stock into which the Series D Preferred would then be convertible.

                 (e) After payment of the full amount to be distributed pursuant to Section 3(d), the holders of the Series D Preferred, Series E Preferred and the Common Stock shall each be entitled to receive an amount per share equal to $5.50 for each outstanding share. In the event that assets are not available to distribute the full amounts per share to be distributed pursuant to this Section 3(e), available assets shall be distributed with respect to the Series D Preferred, Series E Preferred and the Common Stock pro rata, based upon the number of shares of Common Stock into which the Series D Preferred and the Series E Preferred would then be convertible.

                 (f) After payment of the full amount to be distributed pursuant to Section 3(e), the remaining assets of the Corporation legally available for distribution to stockholders shall be distributed to holders of Series A Preferred, Series D Preferred, Series E Preferred and Common Stock pro rata, based upon the number of shares of Common Stock into which the Preferred Stock of the applicable Series would then be convertible.

                 (g) Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for all purposes, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or hold by employees or consultants upon termination or their employment or services in an amount not in excess of the consideration paid for such shares of Common Stock pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

         Section 4. Voting. (a) The holders of shares of Series A Preferred, Series D Preferred and Series E Preferred shall have the right to vote, together with the holders of all the outstanding shares of Common Stock and not by classes (except as otherwise provided in this Section 4 or by applicable law), for the election of directors of the Corporation and an all other matters on which holders of shares of Common Stock have the right to vote. Each holder of shares of Series A Preferred, Series D Preferred and Series E Preferred shall have the right, for the shares of Series A Preferred, Series D Preferred and Series E Preferred held by such holder an the applicable record date, to cast that number of votes on each such matter equal to the number of shares of Common Stock into which such shares of Preferred Stock of any and all series owned of record by such holder might be converted as of such record date, with any fractions rounded down to the next full vote, multiplied by the number of votes per share which the holders at shares of Common Stock then have with respect to such matter.

                 (b) Notwithstanding anything to the contrary contained in the Certificate of Incorporation (as amended) or By-laws of the Corporation, the consent of holders of at least a majority of the outstanding shares of Series E Preferred shall be required before the Corporation shall take action an any matter which would require a vote of such Series to the full extent required or permitted under Delaware law, including without limitation any alteration of the powers, preferences, par value, special rights or any increase in the number of shares of such Series.

         Section 5. Conversion. (a) General. (i) On the terms and subject to the conditions of this Section 5, the holder of a share of Series A Preferred, Series D Preferred or Series E Preferred shall have the right, at its option, at any time to convert such share into that number of shares of fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Original Series A Issue Price, Original Series D Issue Price or Original Series E Issue Price, as the case may be, by the Conversion Price for such series (as defined in Section 5(d)) and by surrender of such share pursuant to Section 5(b) (the shares of Common Stock issuable upon such conversion together with the shares of Common Stock issuable upon a conversion of shares of Series D Preferred pursuant to Section 5(a) (ii) and the shares of Common Stock issuable upon automatic conversion of shares of Series A Preferred, Series D Preferred and Series E Preferred pursuant to the provisions of Sections 5(a)(iii) and 5(a)(iv) being called "Conversion Shares").

                          (ii)    On the terms and subject to the conditions of
this Section 5, the holder of a share of Series D Preferred shall have the right, at its option, only upon the sale, merger or liquidation of the Corporation, or upon the consummation of an Initial Public Offering (defined below) of the Corporation's Common Stock, to convert such share into (A) that number of shares of fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $3.35 by the Series D Conversion Price plus (B) the amount at $3.35 in cash out of assets of the Corporation legally available for payment to shareholders or at the election of the

Corporation equity securities of the Corporation with an agreed-upon or appraised market value of $3.35 (such cash or securities equivalent to $3.35 referred to herein as the "Series D Conversion Consideration"). In the event the Corporation elects to issue securities with an appraised market value of $3.35, such appraisal shall be made by an independent, nationally recognized investment banking firm selected by the Corporation and the holders of a plurality of the shares of Series D Preferred being converted; provided that if such parties cannot agree on the selection of an investment banker, the Corporation and the holders of a plurality of the shares of Series D Preferred being converted shall each select one nationally recognized investment banking firm, and the firms thus selected shall jointly select a third nationally recognized investment banking firm which shall determine such fair market value.

                         (iii)    Each share of Series A Preferred shall
automatically be converted into Common Stock and each share of Series D Preferred shall automatically be converted into Common Stock, using the applicable Conversion Price, upon the closing of a public offering on an underwritten firm commitment basis pursuant to a registration statement filed and declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale by the Company of Common Stock at a per share price (as adjusted for recapitalizations, stock splits, stock dividends and the like) of at least $5 per share, which public offering results in gross cash proceeds to the Company of at least $10 million dollars (the "Initial Public Offering"). In the event of the automatic conversion of the Series A Preferred and the Series D Preferred upon an Initial Public Offering as aforesaid, the person(s) entitled to receive the Common Stock and, in the case of holders of Series D Preferred, the Series D Conversion Consideration issuable upon such conversion of Preferred Stock, shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                          (iv)    Each share of Series E Preferred shall
automatically be converted into Common Stock, using the Series E Conversion Price, upon the Company's Initial Public Offering. In the event of the automatic conversion of the Series E Preferred upon an Initial Public Offering as aforesaid, the person(s) entitled to receive the Common Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                 (b) Conversion Procedures. in order to exercise the conversion privilege under Sections 5(a)(i) and (ii), the holder of any shares of Preferred Stock of any series to be converted shall surrender the certificate representing such shares at the principal office of the Corporation, with a written notice stating that such holder elects to convert all or a specified whole number of such shares pursuant to this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for Conversion Shares, and, in the case of Series D Preferred Stock, certificates representing the Series D Conversion Consideration, to be issued. Unless the conversion Shares (and, if applicable, securities representing the Series D Conversion Consideration) are to be issued in the same name as the name in which such shares if Preferred Stock are registered, the certificate representing the shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney. In the event or an automatic conversion pursuant to Section 5(a)(iii) or 5(a)(iv), the outstanding shares of Series A Preferred, Series D Preferred and Series E Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. As promptly as practicable after such surrender of a certificate for shares of Preferred Stock of any series to be converted, and in any event within five business days (as defined below) thereafter, the Corporation shall issue and deliver at such office to such holder, or on such holder's written order, (i) a certificate or certificates for the applicable number of full Conversion Shares, (ii) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate is being converted, a new certificate, of like tenor, for the number of shares of Preferred Stock of the applicable series evidenced by such surrendered certificate less the number of shares being converted and
(iii) the cash payment in settlement of any fractional Conversion Share provided for in Section 5(c). Upon conversion of any shares of Preferred Stock, the holder thereof shall be entitled to receive an amount equal to all declared and unpaid dividends an such shares. A "business day" is a day other than a Saturday, Sunday or legal holiday in the State or New York or the State of California, on which banks are open for business in New York, New York and San Francisco, California.

         In the case of (x) the exercise of the conversion privilege under 5(a)(i) and 5(a)(ii), each conversion shall be deemed to have been effected (subject, in the case of the Series D Preferred, to Section 5(a)(ii)) as of the close of business on the date on which the certificate for shares of Preferred Stock to be converted is surrendered and such notice is received by the Corporation as aforesaid and (y) automatic conversion pursuant to Sections 5(a)(ii) or 5(a)(iv) the Conversion shall be deemed to have been effected as of immediately prior to the closing of the Initial Public Offering, and the person or persons in whose name or names any certificate or certificates for Conversion Shares (and, if applicable, securities representing Series D Conversion Consideration) are issuable shall be deemed to have become the holder or holders of record of such Conversion Shares (and, if applicable, securities representing Series D Conversion Consideration) at such time on such date and, in the case of the Series A Preferred and Series E Preferred, such conversion shall be at the applicable Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation are closed an that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business an the next day on which such stock transfer books are open (provided that if such books shall remain closed for five days, such fifth day shall be the date any such person shall become such a holder), but such conversion shall be at the Conversion Price in effect on the date on which such certificate was surrendered and such notice was received. Upon delivery, all Conversion Shares shall be duly authorized, validly issued, fully paid, nonassessable, free of all liens and charges and not subject to any preemptive or subscription rights.

                 (c) Settlement of Fractional Conversion Shares. No fractional Conversion Shares or scrip representing fractions of Conversion Shares shall be issued upon conversion of shares of Preferred Stock of any series. Instead of any fractional Conversion Share otherwise deliverable, the Corporation shall pay to the holder of the converted shares an amount in cash equal to the current market price (as defined below) at such fractional Conversion Share on the date of conversion. If more than one share in surrendered for conversion at one time by the same holder, the number of full Conversion Shares shall be computed an the basis of the aggregate number of shares so surrendered. The "current market price" per share of Common Stock on any day is the average of the daily market prices for the 30 consecutive trading days immediately prior to the day in question. The "daily market price" of a share of Common Stock is the price of a share of Common Stock on the relevant day, determined on the basis of the last reported sale price, regular way, of the Common Stock as reported on the composite tape, or similar reporting system, for issues listed or admitted to trading on the New York Stock Exchange (or if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading) or on the National Association of Securities Dealers Automated Quotation System National Market System or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported or, it the Common Stock is not then listed or admitted to trading on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System National Market System, on the basis of the average of the high bid and low asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization. If the current market price is not determinable as aforesaid, it shall be determined in good faith by the Board and evidence of such determination shall be filed with the minutes of the Corporation. A "trading day" is a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, any day other than Saturday, Sunday or a federal holiday.

                 (d) The "Series A Conversion Price" shall mean $8.503194, the "Series D Conversion Price" shall mean $3.35 and the "Series E Conversion Price" shall mean $3.00, in each case as adjusted pursuant to this Section 5(d). "Conversion Price" shall generally mean the Series A Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as applicable. The Series A Conversion Price, the Series D Conversion Price and the Series E Conversion Price (and the kind and amount of consideration receivable by holders of shares of Series A Preferred, Series D Preferred or Series E Preferred upon conversion) shall be adjusted from time to time as follows:

                           (i)    If after the date of issuance of the Series E
Preferred the Corporation (A) pays a dividend or makes a distribution on the Common Stock in shares of Common Stock, (B) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares or (C) issues by reclassification of the Common Stock any shares of capital stock of the Corporation, each Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Preferred, Series D Preferred or Series E Preferred thereafter surrendered for conversion shall be entitled to receive, at the time of such conversion, the number of shares of Common Stock or other capital stock of the Corporation that it would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to such action or the record date therefor, whichever is earlier. Such adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

                          (ii)    If the corporation issues any Additional
Shares (as defined below) for a consideration per share less than the Series E Conversion Price in effect immediately prior to such issuance, then (A) if the date of issuance of such Additional Shares is before 18 months after the date of issuance of the Series E Preferred, the

Series E Conversion Price shall be adjusted to equal the consideration per share for which such Additional Shares are issued, and (B) if the date of issuance of such Additional Shares is on or after 18 months after the date of issuance of the Series E Preferred, the Series E Conversion Price shall be adjusted by multiplying the Series E Conversion Price in effect immediately prior to such issuance by a fraction (I) the numerator of which shall be the number of shares of Common Stock and Share Equivalents outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock that the aggregate consideration for such Additional Shares would purchase at a consideration per share equal to such Conversion Price and (II) the denominator of which shall be the number of shares of Common Stock and Share Equivalents outstanding immediately prior to the issuance of such Additional Shares plus the number of Additional Shares so issued. Such adjustment for the Series E Preferred shall become effective immediately after the issuance of such Additional Shares but prior to any adjustment for such Additional Shares to the Series D Conversion Price. For the purpose of this
Section 5 the reissuance or resale of any Additional Shares or other Rights (as defined below) or Convertible Securities (as defined below) shall also result in an adjustment to the Series E Conversion Price to the extent an appropriate adjustment under Section 5(d)(vii) has been made.

         "Additional Shares" shall mean any shares of Common Stock of the Corporation issued by the Corporation after the date of issuance of the Series E Preferred excluding Permitted Issuances. "Share Equivalents" shall mean the Common Stock deliverable upon conversion or exercise of all outstanding Preferred Stock, convertible securities, optional warrants and rights of the Corporation as of the date such computation is made and as of the time such computation is effective as specified herein.

         "Permitted Issuances" shall mean (i) any employee stock options which have been granted and remain unexercised as of the date of issuance of the Series E Preferred, (ii) employee stock options granted and shares issued to employees and consultants after the issuance at the Series E Preferred in the aggregate amount of 585,750 shares of Common Stock pursuant to the Corporation's stock plans, (iii) additional employee options granted and shares issued in an amount equal to options granted and shares issued pursuant to the foregoing clauses (i) and (ii) to the extent such shares are returned to the Corporation's stock plans upon the lapse of unexercised stock options or the repurchase (at original purchase price) of unvested shares (iv) any shares issued upon exercise of options granted pursuant to the foregoing clauses
(i)-(iii), provided that the total of all such options outstanding, shares issued upon exercise of such options and shares sold pursuant to clauses (i) through (iv) shall never exceed 2,920,763, (v) any shares issued upon conversion of the Series A Preferred, Series D Preferred and Series E Preferred (including adjustments to the conversion ratio) and (vi) any other stock options granted and shares issued upon the exercise thereof approved by the holders of a majority or the Series E Preferred, which approval shall not be unreasonably withheld, and any shares issued to the holders of the Series E Preferred in connection with any contractual rights, related to such approved shares or options.

                         (iii)    If after the date of issuance of the Series E
Preferred the Corporation issues any warrants, options or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares or evidences of debts, shares of capital stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, Additional Shares (such warrants, options or other rights being called "Rights" and such convertible or exchangeable evidences of debt shares of capital stock or other securities being called "Convertible Securities"), and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Rights or Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such Rights) is less than the Series E Conversion Price, the Series E Conversion Price shall be adjusted as provided in Section 5(d)(ii) on the basis that (A) the maximum number of Additional Shares issuable pursuant to all such Rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (B) the aggregate consideration (plus the consideration, if any, received for such Rights) for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares pursuant to such Rights or Convertible Securities.

                          (iv)    If after the date of issuance of the Series E
Preferred the Corporation issues Convertible Securities and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Convertible Securities is less than the Series E Conversion Price, the Series E Conversion Price shall be adjusted as provided in Section 5(d)(ii) on the basis that (A) the maximum number of Additional Shares necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (B) the aggregate consideration for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares pursuant to such Convertible Securities. No adjustment of the Series E Conversion Price shall be made under this Section 5(d)(iv) upon the issuance or any Convertible Securities issued pursuant to the exercise of any Rights, to the extent that such adjustment was previously made upon the issuance of such Rights pursuant to Section 5(d)(iii).

                           (v)    For purposes of Sections 5(d)(iii) and
5(d)(iv), the relevant Series E Conversion Price shall be the Series E Conversion Price in effect immediately prior to the earlier of (A) the record date for the holders of Common Stock entitled to receive the Rights or Convertible Securities and (B) the initial issuance of the Rights or Convertible Securities, and the adjustment provided for in either such Section shall become effective immediately after the earlier of the times specified in clauses (A) and B).

                          (vi)    No adjustment of the Series E Conversion
Price shall be made under Section 5(d)(ii) upon the issuance of any Additional Shares pursuant to the exercise of any Rights or of any conversion or exchange rights pursuant to any Convertible Securities, if such adjustment was previously made in connection with the issuance of such Rights or Convertible Securities (or in connection with the issuance of any Riqhts therefor) pursuant to Section 5(d)(iii) or 5(d)(iv).

                         (vii)    If any Rights (or any portions thereof) that
gave rise to an adjustment pursuant to Section 5(d)(iii) or any conversion or exchange rights pursuant to any Convertible Securities that gave rise to an adjustment pursuant to Section 5(d)(iii) or 5(d)(iv) expire or terminate without the exercise thereof and/or if by reason of the provisions of such Rights or Convertible Securities there has been any increase, with the passage of time or otherwise, in the consideration payable upon the exercise thereof, the Series E Conversion Price shall be readjusted (but to no greater extent than originally adjusted) on the basis of (A) eliminating from the computation Additional Shares corresponding to such expired or terminated Rights or conversion or exchange rights, (B) treating the Additional Shares, if any actually issued or issuable pursuant to the previous exercise of such Rights or conversion or exchange rights as having been issued for the consideration actually received and receivable therefor and (C) treating any such Rights or conversion or exchange rights that remain outstanding as being subject to exercise on the basis of the consideration payable upon the exercise or conversion thereof as is in effect at such time; provided, however, that any consideration actually received by the Corporation in connection with the issuance of such Rights shall form part of the readjustment computation even though such Rights expired without being exercised. The Series E Conversion Price shall be adjusted as provided in
Section 5(d)(ii) and any applicable provisions of Section 5(d)(iii) or 5(d)(iv) as a result of any increase in the number of Additional Shares issuable, or any decrease in the consideration payable upon any issuance of Additional Shares, pursuant to any antidilution provisions of any Rights or Convertible Securities.

                        (viii) If after the date of Issuance of the Series E Preferred, the Corporation issues any Additional Shares for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issuance, then (A) if the date of issuance of such Additional Shares is before 18 months after the date of issuance of the Series E Preferred, the Series D Conversion Price shall be adjusted to equal the consideration per share for which such Additional Shares are issued, and (B) if the date of issuance of such Additional Shares is on or after 18 months after the date of issuance of the Series E Preferred, the Series D Conversion Price shall be adjusted by multiplying the Series D Conversion Price in effect immediately prior to such issuance by a fraction (I) the numerator at which shall be the number of shares of Common Stock and Share Equivalents outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock that the aggregate consideration for such Additional

Shares would purchase at a consideration per share equal to such Conversion Price and (II) the denominator of which shall be the number of shares of Common Stock and Share Equivalents outstanding immediately prior to the issuance of such Additional Shares plus the number of Additional Shares so issued. Such adjustment for the Series D Preferred shall become effective immediately after the issuance of such Additional Shares and the adjustment to the Series E Conversion Price for such Additional Shares. No adjustment to the Series D Conversion Price shall be made for the issuance of the Series E Preferred. The reissuance or resale of any Additional Shares or other Rights or Convertible Securities shall also result in an adjustment to the Series D Conversion Price to the extent an appropriate adjustment under Section 5(d)(xiii) has been made.

                          (ix)    It after the data of issuance of the Series E
Preferred the Corporation issues any Rights or Convertible Securities, and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Rights or Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such Rights) is less than the Series D Conversion Price, the Series D Conversion Price shall be adjusted as provided in Section 5(d)(viii) an the basis that (A) the maximum number of Additional Shares issuable pursuant to all such Rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (B) the aggregate consideration (plus the consideration, if any, received for such Rights) for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares pursuant to such Rights or Convertible Securities.

         (x) If after the date of issuance of the Series E Preferred the Corporation issues Convertible Securities and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Convertible Securities is less than the Series D Conversion Price, the Series D Conversion Price shall be adjusted as provided in Section 5(d)(viii) on the basis that (A) the maximum number of Additional Shares necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (B) the aggregate consideration for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares pursuant to such Convertible Securities. No adjustment of the Series D Conversion Price shall be made under this Section 5(d)(x) upon the issuance of any Convertible Securities issued pursuant to the exercise of any Rights, to the extent that such adjustment was previously made upon the issuance of such rights pursuant to Section 5(d)(ix).

                          (xi)    For purposes of Sections 5(d)(ix) and
5(d)(x), the relevant Series D Conversion Price shall be the Series D Conversion Price in effect immediately prior to the earlier of (A) the record date for the holders of Common Stock entitled to receive the Rights or Convertible Securities and (B) the initial issuance of the Rights or Convertible Securities and the adjustment provided for in either such section shall became effective immediately after the earlier of the times specified in clauses (A) and (B).

                         (xii)    No adjustment of the Series D Conversion
Price shall be made under Section 5(d)(viii) upon the issuance of any Additional Shares pursuant to the exercise of any Rights or of any conversion or exchange rights pursuant to any Convertible Securities, it such adjustment was previously made in connection with the Issuance of such Rights or Convertible securities (or in connection with the issuance of any Rights therefor) pursuant to Section 5(d)(ix) or 5(d)(x).

                        (xiii) If any Rights (or any portions, thereof) that gave rise to an adjustment pursuant to Section 5(d)(ix) or any conversion or exchange rights pursuant to any Convertible Securities that gave rise to an adjustment pursuant to Section 5(d)(ix) or 5(d)(x) expire or terminate without the exercise thereof and/or if by reason of the provisions or such Rights or Convertible Securities there has been any increase, with the passage of time or otherwise, in the consideration payable upon the exercise thereof, the Series D Conversion Price shall be readjusted (but to no greater extent than originally adjusted) on the basis of (A) eliminating from the computation Additional Shares corresponding to such expired or terminated Rights or conversion or exchange rights, (B) treating the Additional Shares, if any, actually issued or issuable pursuant to the previous exercise of such Rights or conversion or exchange rights as having been issued for the consideration actually received and receivable therefor and (C) treating any such Rights or conversion or exchange rights that remain outstanding as being subject to exercise on the basis of the consideration payable upon the exercise or conversion thereof as is in effect at such time; provided, however, that any consideration actually received by the Corporation in connection with the issuance of such Rights shall form part of the readjustment computation even though such Rights expired without being exercised. The Series D Conversion Price shall be adjusted as provided in Section 5(d)(viii) and any applicable provisions of Section 5(d)(ix) or 5(d)(x) as a result of any increase in the number of Additional Shares issuable, or any decrease in the consideration payable upon any issuance of Additional Shares, pursuant to any antidilution provisions of any Rights or Convertible Securities.

                         (xiv)    (A)      If any Additional Shares,
Convertible Securities or Rights are issued for cash, the consideration received therefor shall be deemed to be the amount of cash received.

                                  (B)      If any Additional Shares,
Convertible Securities or Rights are offered by the Corporation for subscription, the consideration received therefor shall be deemed to be the subscription price.

                                  (C)      If any Additional Shares,
Convertible Securities or Rights are sold to underwriters or dealers for public offering without a subscription offering, the consideration received therefor shall be deemed to be the public offering price.

                                  (D)      In any case covered by Section
5(d)(xiv) (A), (B) or (C), in determining the amount of any consideration received by the Corporation in whole or in part other than in cash, the amount of such consideration shall be deemed to be the fair market value of such consideration as determined in good faith by the Board, and evidence of such determination shall be filed with the minutes of the Corporation. If Additional Shares are issued as part of a unit with Rights, the consideration received for the Rights shall be deemed to be the portion of the consideration received for such unit determined in good faith at the time of issuance by the Board, and evidence of such determination shall be filed with the minutes of the Corporation. If the Board does not make any such determination, the consideration received for the Rights shall be deemed to be zero. In either event, the consideration received for the Additional Shares shall be deemed to be the consideration received for such unit less the consideration deemed to have been received for the Rights.

                                  (E)      In any case covered by Section
5(d)(xiv) (A), (B), (C) or (D), in determining the amount of consideration received by the Corporation, (I) any amounts received or receivable for accrued interest or accrued dividends shall be excluded and (II) any compensation, underwriting commissions or concessions or expenses paid or incurred in connection therewith shall not be deducted.

                                  (F)      In any case covered by section
5(d)(xiv) (A),(B), (C) or (D), there shall be added to the consideration received by the Corporation at the time of issuance or sale (I) the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of Rights that relate to Convertible Securities and (II) the minimum aggregate amount of consideration payable upon the conversion or exchange thereof.

                                  (G)      If any Additional Shares,
Convertible Securities or Rights are issued in connection with any merger, consolidation or other reorganization in which the Corporation is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair market value, as determined in good faith by the Board, of such portion of the assets and business of the non-surviving person or persons as the Board determines in good faith to be attributable to such Additional Shares, Convertible Securities or Rights, and evidence of such determination shall be filed with the minutes of the Corporation.

                          (xv)    If the Corporation effects any merger,
consolidation or other reorganization to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving corporation), any sale or conveyance to another person of all or substantially all the assets of the Corporation or any statutory exchange of securities with another person (including any exchange affected in connection with a merger of a third person into the Corporation), the holder of each share of Series A Preferred, Series D Preferred or Series E Preferred then outstanding shall have the right thereafter to convert such share into the kind and amount of consideration receivable pursuant to such transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred, Series D Preferred or Series E Preferred might have been converted immediately prior to such transaction, assuming such holder of Common Stock failed to exercise its rights of elections, if any, as to the kind or amount of consideration receivable upon such transaction (provided that if the kind or amount of consideration receivable pursuant to such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share') then, for purposes of this Section 5(d)(xv), the kind and amount of consideration receivable pursuant to such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders or shares of Series A Preferred, Series D Preferred and Series E Preferred shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 5 shall correspondingly be made applicable, as nearly as may reasonably be, to any consideration thereafter deliverable on conversion of shares of Series A Preferred, Series D Preferred and Series E Preferred. Notwithstanding the foregoing, this Section 5(d)(xv) shall not apply with regard to the Series E Preferred to an event which is treated as a liquidation, dissolution or winding-up of the Corporation with respect to such series pursuant to Section 3.

                         (xvi)    If a purchase, tender or exchange offer is
made to the holders of outstanding shares of Common Stock and, upon the consummation of such offer, the person having made such offer (together with its affiliates) beneficially owns 50% or more of the outstanding shares of Common Stock, the Corporation shall not effect any merger, consolidation or other reorganization with or sale, lease or other disposition of material assets or issuance of securities to the person having made such offer or any affiliate of such person, unless prior to the consummation thereof each holder of shares of Series A Preferred, Series D Preferred and Series E Preferred shall have been given a reasonable opportunity to elect to receive upon conversion of the shares of Series A Preferred, Series D Preferred and Series E Preferred then held by such holder (in lieu of the kind and amount of consideration otherwise receivable upon conversion pursuant to the provisions of this Section 5(d)), the consideration that would have been received pursuant to such offer by a holder of that number of shares of the Common Stock into which one share of Series A Preferred, Series D Preferred or Series E Preferred (as applicable) might then be converted if all such shares had been tendered and accepted pursuant to such offer.

                        (xvii) If the Corporation distributes generally to holders of its outstanding shares of Common Stock or any other securities entitled generally to participate in the earnings or assets of the Corporation ("Common Equity"), evidences of its debts, securities or other assets (excluding any cash dividends and excluding any dividends or distributions payable in Rights or Convertible Securities for which adjustment is otherwise made pursuant to this Section 5(d)), the Series E Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction of which (X) the numerator shall be the current market price per share of the Common Equity (determined, if the Common Equity is not Common Stock, in the same way that the current market price for Common Stock is determined) on such record date less the then fair market value, as determined in good faith by the Board, of the portion of the evidences of debt, securities or other assets so distributed or applicable to the holder of one share of Common Equity and (Y) the denominator shall be such current market price per share of the Common Equity, and evidence of such determination shall be filed with the minutes of the Corporation. Such adjustment shall become effective immediately after the record date for such dividend or distribution but prior to any adjustment for such event to the Series D Conversion Price pursuant to 5(d)(xviii).

                       (xviii)    If the Corporation distributes generally to
holders of its outstanding shares of Common Stock or any other Common Equity, evidences of its debt, securities or other assets (excluding any cash dividends and excluding any dividends or distributions payable in Rights or Convertible Securities for which adjustment is otherwise made pursuant to this Section 5(d)), the Series D Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction of which (X) the numerator shall be the current market price per share of the Common Equity (determined, if the Common Equity is not Common Stock, in the same way that the current market price for Common Stock is determined) on such record date less the then fair market value, as determined in good faith by the Board, of the portion at the evidences or debt, securities or other assets so distributed or applicable to the holder of one share of Common Equity and (Y) the denominator shall be such current market price per share of the Common Equity, and evidence or such determination shall be filed with the minutes of the Corporation. Such adjustment shall became effective immediately after the record date for such dividend or distribution and immediately after the adjustment in Section 5(d)(xvii) has been made.

                         (xix)    If a state of facts not specifically
controlled by the provisions of this Section 5(d) occurs or is proposed that would result in the conversion provisions of the Series A Preferred, Series D Preferred and Series E Preferred not being fairly protected in accordance with the essential intent and principles of such provisions, the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such conversion provisions, and evidence of the Board's determination of such adjustment shall be filed with the minutes of the Corporation.

                          (xx)    No adjustment in any Conversion Price shall
be required to be made unless it would require an increase or decrease of at least one cent, but any adjustments not made because of this Section 5(d)(xx) shall be carried forward and taken into account in any subsequent adjustment otherwise required. All calculations under this Section 5(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. All adjustments with respect to a transaction or event shall apply to subsequent such transactions and events. Anything in this Section 5(d) to the contrary notwithstanding, the Board shall be entitled (but shall not be obligated) to make such irrevocable reduction in the Conversion Price, in addition to the adjustments required by this Section 5(d), as in its discretion it shall determine to be advisable in order to avoid or diminish any income deemed to be received for Federal income tax purposes by any holder of shares of Common Stock, Series A Preferred, Series D Preferred or Series E Preferred resulting from any event or occurrence giving rise to an adjustment pursuant to this

Section 5(d) or from any similar event or occurrence and evidence of the Board's determination of such adjustment shall be filed with the minutes of the Corporation.

                         (xxi)    Whenever any Conversion Price is adjusted
pursuant to this Section 5(d), (A) the Corporation shall promptly file with the minutes of the Corporation a certificate of a firm of nationally recognized independent public accountants or of the Corporation's chief accounting officer setting forth such Conversion Price (and any change in the kind or amount of consideration to be received by holders of shares of Series A Preferred, Series D Preferred or Series E Preferred, as applicable, upon conversion) after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same and (B) a notice stating that such Conversion Price has been adjusted, stating the effective date of such adjustment and enclosing such certificate shall forthwith be mailed by the Corporation to the holders of shares of Series A Preferred, Series D Preferred or Series E Preferred, as applicable, at their addresses as shown on the stock books of the Corporation.

                        (xxii) If as a result of any adjustment pursuant to this section 5(d), the holder of any share of Series A Preferred, Series D Preferred or Series E Preferred surrendered for conversion becomes entitled to receive any consideration other than Common Stock, (A) the Conversion Price with respect to such other consideration shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 5(d) and
(B) in the case such consideration shall consist of shares at Common Stock and some other kind of consideration or of two or more kinds of consideration, the Board shall determine in good faith the fair allocation of the adjusted Conversion Price between or among such types of consideration, and evidence of such determination shall be filed with the minutes of the Corporation.

                 (e) Specified Events. For purposes of this Section 5(e), a "Specified Event" shall occur if (i) the Corporation takes any action that would require any adjustment in the Conversion Price pursuant to Section 5(d)(xvii) or 5(d)(xviii), (ii) the Corporation authorizes the granting to the holders of the Common Stock of any Rights or of any other rights, (iii) there is any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any merger, consolidation or other reorganization to which the Corporation is a party, or any statutory exchange of securities with another person and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation or (iv) there is a voluntary liquidation, dissolution or winding up of the Corporation. If a Specified Event occurs, the Corporation shall cause to be filed with the minutes of the Corporation, and shall cause to be mailed to the holders of shares of the Series A Preferred, Series D Preferred and Series E Preferred at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable data specified below, a notice stating (A) the date on which a record is to be taken for the purpose of any distribution or Rights relating to such Specified Event or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or Rights are to be determined, or (B) the date on which the reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up relating to such Specified Event is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares at Common Stock for securities or other property deliverable upon such Specified Event.

         (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive and subscription rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series A Preferred, Series D Preferred and Series E Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred, Series D Preferred and Series E Preferred not theretofore converted. For this purpose, the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred, Series D Preferred and Series E Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                 (g) Listing. With respect to any securities required to be delivered upon conversion of the Series A Preferred, Series D Preferred and Series E Preferred, the

Corporation shall use its best efforts to list such securities prior to such delivery upon each securities exchange, it any, on which any securities of such class are already listed.

                 (h) Taxes. The Corporation shall pay all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of securities on conversion of the Series A Preferred, Series D Preferred and Series E Preferred; provided, however, that

                           (i)    the Corporation shall not be required to pay
any tax payable in respect of any transfer involved in the issue or delivery of securities in a name other than that of the holder of the shares of Series A Preferred, Series D Preferred and Series E Preferred to be converted and (ii) no such issue or delivery shall be made unless and until such holder has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or provided for.

         Section 6. Status of Shares. Upon any conversion or any redemption, repurchase or other acquisition by the Corporation of shares of Series A Preferred, Series D Preferred or Series E Preferred, the shares of Series A Preferred, Series D Preferred or Series E Preferred so converted, redeemed, repurchased or acquired shall be retired and cancelled and shall not be available for reissuance.

         Section 7. Definitions and Construction. As used in this Article Fourth, (a) "herein", "hereof", "hereunder" and other like words mean or refer to this Article Fourth; (b) "outstanding", when used with reference to shares of stock, means issued shares, excluding shares held by the Corporation or a subsidiary; (c) "person" means any corporation, partnership, trust, organization, association or other entity or individual, (d) "affiliate" of any person means any other person controlling, controlled by or under common control with such person; (e) headings are for convenience of reference only and shall not define, limit or affect any of the provisions hereof, and (f) references to Sections are to Sections of this Article Fourth.

         Section 8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for or to the contrary herein shall be vested in the Common Stock.

         FURTHER RESOLVED, that a new Article shall be added to the Corporation's Certificate of Incorporation, as follows:



         THIRTEENTH: In anticipation that International Business Machines Corporation ("IBM") will be a substantial stockholder of the Corporation, and in anticipation that the Corporation and such stockholder may engage in the same or similar activities or lines of business and have an interest in the same area of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with such stockholder, the provisions of this Article Thirteenth are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve such stockholder and its officers and employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

         SECTION 1. Freedom of Action. (a) IBM shall not have any obligation to the Corporation not to (i) engage in the same or similar activities or lines of business as the Corporation or develop or market any products or services that compete, directly or indirectly with those of the Corporation, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other entity engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or (iii) do business with any client or customer of the Corporation. Neither IBM nor any of its officers, directors, employees or former employees shall have any obligation, or be liable, to the Corporation for or arising out of the conduct described in (i), (ii) or (iii) above, for exercising or failing to exercise its rights under any agreement with the Corporation, for exercising, or failing to exercise its rights as a stockholder of the Corporation or for breach of any fiduciary or other duty to the Corporation by reason of such conduct or such officers', directors', employee's or former employees' participation therein or actions as directors of the Corporation.

         SECTION 2. Corporate Opportunities. In the event that IBM or any officer, director, employee or former employee of IBM acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both IBM and the Corporation, neither IBM nor its officers, directors, employees or former employees shall have any duty to communicate or offer such corporate opportunity to the Corporation and neither IBM nor its officers directors, employees or former employees shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty, as a stockholder or otherwise, by reason of the fact that IBM pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate such corporate opportunity or information regarding such corporate opportunity to the Corporation.

         SECTION 3. Scope of Article. The provisions of this Article Thirteenth shall be effective to the maximum extent permitted by law.

         SECTION 4. Definitions. As used in this article THIRTEENTH, IBM shall mean IBM and its affiliates (but not including the Corporation as an affiliate of IBM).

         As used in this Article, "affiliate" shall have the same meaning as defined in Section 7 of Article FOURTH of the Certificate of Incorporation, as amended.

         FURTHER RESOLVED, that a new Article shall be added to the Corporation's Certificate of Incorporation, as follows:

         FOURTEENTH:      The following matters, which relate to actions that
can only be taken by the Corporation with the approval of the Board of Directors, shall be authorized only as follows:

         SECTION 1. Matters Requiring Board Approval by Simple Majority Director Vote. The following matters shall require a Simple Majority Director
Vote:

                 (a) the incurring by the Corporation or any subsidiary of any form of debt or other borrowing, which is payable not earlier than nine months from the date such debt or other borrowing was incurred by the Corporation or any such subsidiary, with an aggregate principal amount in excess of $1,621,000;

                 (b) the issuance by the Corporation or any subsidiary of any shares of the capital stock of the Corporation or any such subsidiary or the grant of any options by the Corporation or any subsidiary of any shares at the capital stock of the Corporation or any such subsidiary;

                 (c)      the declaration of any dividend by the Corporation;
and

                 (d) decisions with respect to the selection, termination, and employment terms (including the grant of any stock options) of the Chief Executive Officer and all senior executives of the Corporation who report directly to the Chief Executive Officer (or until the appointment of a Chief Executive Officer, the President).

         SECTION 2. Matters Requiring Board Approval by Supermajority Director Vote. The following matters shall require a Supermajority Director Vote.

                 (a) appointment or removal of the Chief Executive Officer of the Corporation:

                 (b) decisions with respect to new lines of business and acquisitions involving the Corporation or any subsidiary;

                 (c) the sale, lease or other disposition of assets of the Corporation or any subsidiary outside the ordinary course of business;

                 (d) a corporate reorganization, or the merger or consolidation of the Corporation with or into any other corporation or corporations, which would result in the holders of Voting Securities immediately prior thereto beneficially owning less than 80% of the Total Voting Power of the resulting or surviving corporation immediately thereafter (a "Significant Merger"), or any liquidation or dissolution of the Corporation;

                 (e) changes in accounting methods or policies and any change in the Corporation's auditors; or

                 (f) any amendment to the Certificate of Incorporation or By-laws of the Corporation.

         SECTION 3. Certain Matters Requiring Shareholder Vote. Without the affirmative approval of each of the holders at a majority of the shares of each of the (i) Common Stock, (ii) Series A Preferred and Series D Preferred voting together as a group, and (iii) Series E Preferred, the Corporation will not (i) consummate a Significant Merger or

(ii) sell all or substantially all of the Corporation's assets. Unless pursuant to a vote by each of the holders of a majority of the shares of each of the (i) Common Stock, (ii) Series A Preferred and the Series D Preferred voting together as a group and (iii) the Series E Preferred, a Significant Merger or sale of all or substantially all of the assets of the Corporation shall not be treated as a Liquidation Transaction (as such term is defined in Article IV, Section 3).

         SECTION 4. Definitions.

                 (a) "Simple Majority Director Vote" means the affirmative vote of a majority of the members of the entire Board of Directors.

                 (b) "Supermajority Director Vote" means the affirmative vote of 2/3rds of the members of the entire Board of Directors.

                 (c) "Total Voting Power of the Corporation" means the total number of votes that may be cast in the election of directors of the Corporation at any meeting of shareholders of the Corporation if all Voting Securities (assuming full conversion, exchange or exercise of all securities, including rights, warrants and options convertible into, exchangeable for or exercisable for any securities of the Corporation) entitled to vote generally in the election of directors of the Corporation were present and voted at such meeting, other than votes that may be cast only by one class or series of shares (other than Common Stock) or upon the happening of a contingency. For the purpose of the application of this definition, any prohibition or restriction on voting any shares of stock as a result of any shareholders agreement shall not be given effect.

                 (d) "Voting Securities" means the shares of Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors of the Corporation, and any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any Common Stock or other securities referred to above (whether or not presently convertible, exchangeable or exercisable). For the purposes of the application of this definition, any prohibition or restriction on voting any shares of stock as a result of any shareholders agreement shall not be given affect.

         SECOND: That thereafter the stockholders of said corporation holding not less than the minimum number of shares required of each class and series of the Corporation's outstanding capital stock approved the amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware in all other respects.

         IN WITNESS WHEREOF, Synon Corporation, has caused this certificate to be signed by Christopher Herron, its President, and attested by Paul Wilde, its Secretary, this 28th day of August 1992.

                                           SYNON CORPORATION


                                           By:  /s/ Christopher Herron
                                                ------------------------------
                                                Christopher Herron
                                                President


BY:  /s/ Paul Wilde
     -----------------------------
     Paul Wilde
     Secretary